Exhibit 2.4

Monthly Operating Report

ACCRUAL BASIS

02/13/95, RWD, 2/96

CASE NAME:	The Tape Company
Tapebargains.com, Inc.

CASE NUMBER:	03-34770-HDH-11; 03-34769-HDH-11

JUDGE:	Harlin D. Hale

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF TEXAS

6 DIVISION

MONTHLY OPERATING REPORT

MONTH ENDING: February 29, 2004

IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT  (ACCRUAL BASIS-1 THROUGH ACCRUAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE.  DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY):  IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.

RESPONSIBLE PARTY:

/s/ Dale Booth	Chief Executive Officer
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY	TITLE

Dale Booth	March 20, 2004
PRINTED NAME OF RESPONSIBLE PARTY	DATE

PREPARER:

/s/ Lee Weiner	Director of Treasury
ORIGINAL SIGNATURE OF PREPARER	TITLE

Lee Weiner	March 20, 2004
PRINTED NAME OF PREPARER	DATE

Monthly Operating Report

ACCRUAL BASIS-1

02/13/95, RWD, 2/96

CASE NAME:	The Tape Company
Tapebargains.com, Inc.

CASE NUMBER:	03-34770-HDH-11; 03-34769-HDH-11

COMPARATIVE BALANCE SHEET

		SCHEDULE AMOUNT	MONTH 11/30/2003	MONTH 12/31/2003	MONTH 1/31/2004	MONTH 2/29/2004
ASSETS
1.	UNRESTRICTED CASH	$0	$40,932	$4,771	$4,771	$4,771
2.	RESTRICTED CASH	$0
3.	TOTAL CASH	$0	$40,932	$4,771	$4,771	$4,771
4.	ACCOUNTS RECEIVABLE (NET)	$4,806,174	$0	$0	$0	$0
5.	INVENTORY	$1,716,285	$0	$0	$0	$0
6.	NOTES RECEIVABLE	$0	$0	$0	$0	$0
7.	PREPAID EXPENSES	$203,019	$0	$0	$0	$0
8.	OTHER (ATTACH LIST)
	Credit card and other receivables-Income Tax	$108,178	$0	$46,557	$46,557	$46,557
	Deferred tax asset	$104,265	$0	$0	$0	$0
	Taxes receivable	$3,942,751	$0	$0	$0	$0
	Prepaid merchandise	$112,499	$0	$0	$0	$0
	Employee payroll and travel advances	$5,201	$0	$0	$0	$0
	TOTAL OTHER	$4,272,894	$0	$46,557	$46,557	$46,557
9.	TOTAL CURRENT ASSETS	$10,998,372	$40,932	$51,328	$51,328	$51,328
10.	PROPERTY, PLANT & EQUIPMENT	$3,325,332	$0	$0	$0	$0
11.	LESS: ACCUMULATED		$0	$0	$0	$0
	DEPRECIATION / DEPLETION	$2,694,116	$0	$0	$0	$0
12.	NET PROPERTY, PLANT & EQUIPMENT	$631,216	$0	$0	$0	$0
13.	DUE FROM INSIDERS	$0	$0	$0	$0	$0
14.	OTHER ASSETS - NET OF AMORTIZATION (ATTACH LIST)	$0	$0	$0	$0	$0
	Goodwill	$3,134,437	$0	$0	$0	$0
15.	OTHER (ATTACH LIST)
16.	TOTAL ASSETS	$14,764,025	$40,932	$51,328	$51,328	$51,328
POSTPETITION LIABILITIES
17.	ACCOUNTS PAYABLE		$(679,123)	$(674,063)	$(674,063)	$(674,063)
18.	TAXES PAYABLE		$51,406	$51,406	$51,406	$51,406
19.	NOTES PAYABLE		$0	$0	$0	$0
20.	PROFESSIONAL FEES*		$0	$0	$0	$0
21.	SECURED DEBT*		$0	$0	$0	$0
22.	OTHER (ATTACH LIST)
	Vendor receivables and prepaid merchandise		$0	$0	$0	$0
	Intercompany payable		$47,450	$6,312	$6,312	$6,312
	Accrued expenses		$0	$0	$0	$0
	TOTAL OTHER		$47,450	$6,312	$6,312	$6,312
23.	TOTAL POSTPETITION LIABILITIES		$(580,267)	$(616,345)	$(616,345)	$(616,345)
PREPETITION LIABILITIES
24.	SECURED DEBT*
25.	PRIORITY DEBT	$636,667	$0	$0	$0	$0
26.	UNSECURED DEBT	$5,883,256	$4,901,906	$4,901,906	$4,901,906	$4,901,906
27.	OTHER (ATTACH LIST)		$0	$0	$0	$0
	Vendor receivables and prepaid merchandise	$(112,104)	$0	$0	$0	$0
	Bank account overdraft	$299,324	$0	$0	$0	$0
	Interest Payable	$0	$0	$0	$0	$0
	Accrued expenses	$508,925	$0	$0	$0	$0
	Deferred Income Tax		$0	$0	$0	$0
	Intercompany payable	$14,985,063	$0	$0	$0	$0
	TOTAL OTHER	$15,681,208	$0	$0	$0	$0
28.	TOTAL PREPETITION LIABILITIES	$22,201,131	$4,901,906	$4,901,906	$4,901,906	$4,901,906
29.	TOTAL LIABILITIES	$22,201,131	$4,321,639	$4,285,561	$4,285,561	$4,285,561
EQUITY
30.	PREPETITION OWNERS’ EQUITY	$(7,437,106)	$(7,437,106)	$(7,437,106)	$(7,437,106)	$(7,437,106)
31.	POSTPETITION CUMULATIVE PROFIT OR (LOSS)		$7,289,634	$7,336,108	$7,336,108	$7,336,108
32.	DIRECT CHARGES TO EQUITY Writeoff of capital investment by Daisytek		$(4,133,235)	$(4,133,235)	$(4,133,235)	$(4,133,235)
33.	TOTAL EQUITY	$(7,437,106)	$(4,280,707)	$(4,234,233)	$(4,234,233)	$(4,234,233)
34.	TOTAL LIABILITIES & OWNERS’ EQUITY	$14,764,025	$40,932	$51,328	$51,328	$51,328

*Refernece should be made to the Monthly Operating Report of Daisytek, Incorporated for an account of secured debt and professional fees.

Monthly Operating Report

ACCRUAL BASIS-2

02/13/95, RWD, 2/96

CASE NAME:	The Tape Company
Tapebargains.com, Inc.

CASE NUMBER:	03-34770-HDH-11; 03-34769-HDH-11

INCOME STATEMENT

		MONTH 8/1/2003-8/31/2003	MONTH 2/1/2003-12/31/2003	MONTH 01/01/2004 - 01/31/2004	MONTH 01/01/2004 - 01/31/2004	MONTH 2/1/04 - 2/29/04
REVENUES
1.	GROSS REVENUES	$2,500,111	$0	$0	$0	$0
2.	LESS: RETURNS & DISCOUNTS	$49,731	$0	$0	$0	$0
3.	NET REVENUE	$2,450,380	$0	$0	$0	$0
COST OF GOODS SOLD
4.	MATERIAL
5.	DIRECT LABOR
6.	DIRECT OVERHEAD
7.	TOTAL COST OF GOODS SOLD	$2,267,078	$0	$0	$0	$0
8.	GROSS PROFIT	$183,302	$0	$0	$0	$0
OPERATING EXPENSES
9.	OFFICER / INSIDER COMPENSATION	$0	$0	$0	$0	$0
10.	SELLING & MARKETING	$6,415	$0	$0	$0	$0
11.	GENERAL & ADMINISTRATIVE	$501,518	$0	$0	$0	$0
12.	RENT & LEASE	$98,085	$0	$0	$0	$0
13.	OTHER (ATTACH LIST)
14.	TOTAL OPERATING EXPENSES	$606,018	$0	$0	$0	$0
15.	INCOME BEFORE NON-OPERATING
	INCOME & EXPENSE	$(422,716)	$0	$0	$0	$0
OTHER INCOME & EXPENSES
16.	NON-OPERATING INCOME (ATT. LIST)
17.	NON-OPERATING EXPENSE (ATT. LIST)
	Gain on sale (offset in Daisytek Inc.)		$(46,558)	$0	$0	$0
	BANK FEES AND OTHER	$(9,892)	$289	$0	$0	$0
18.	INTEREST EXPENSE (Interest Income)	$0	$(206)	$0	$0	$0
19.	DEPRECIATION / DEPLETION	$19,259	$0	$0	$0	$0
20.	AMORTIZATION	$0	$0	$0	$0	$0
21.	OTHER (ATTACH LIST)
22.	NET OTHER INCOME & EXPENSES	$9,367	$(46,474)	$0	$0	$0
REORGANIZATION EXPENSES
23.	PROFESSIONAL FEES*	$0	$0	$0	$0	$0
24.	U.S. TRUSTEE FEES
25.	OTHER (ATTACH LIST)
26.	TOTAL REORGANIZATION EXPENSES	$0	$0	$0	$0	$0
27.	INCOME TAX	$0	$0	$0	$0	$0
28.	NET PROFIT (LOSS)	$(432,083)	$46,474	$0	$0	$0

*Reference should be made to the Monthly Operating Report of Daisytek, Incorporated for an account of professional fees

Monthly Operating Report

ACCRUAL BASIS-3

02/13/95, RWD, 2/96

CASE NAME:	The Tape Company
Tapebargains.com, Inc.

CASE NUMBER:	03-34770-HDH-11; 03-34769-HDH-11

		MONTH 7/1/2003-7/31/2003	MONTH 11/1/2003 - 11/30/2003	MONTH 12/1/2003-12/31/2003	MONTH 01/01/2004 - 01/31/2004	MONTH 2/1/04 - 2/29/04
CASH RECEIPTS AND DISBURSEMENTS
1.	CASH - BEGINNING OF MONTH	$386,670	$40,837	$40,932	$4,771	$4,771
RECEIPTS FROM OPERATIONS
2.	CASH SALES	$0	$0	$0	$0	$0
COLLECTION OF ACCOUNTS RECEIVABLE
3.	PREPETITION
4.	POSTPETITION	$3,419,216	$0	$0	$0	$0
5.	TOTAL OPERATING RECEIPTS	$3,419,216	$0	$0	$0	$0
NON - OPERATING RECEIPTS
6.	LOANS & ADVANCES (ATTACH LIST)	$0	$0	$0	$0	$0
7.	SALE OF ASSETS	$0	$0	$0	$0	$0
8.	OTHER (ATTACH LIST)
	Cash receipts transfer to Daisytek Inc	$(3,460,296)	$0	$(52,788)	$0	$0
	Payroll funding transfer from Daisytek Inc	$288,008	$0	$0	$0	$0
	Other cash transfers from Daisytek Inc.	$2,123,037	$12,700	$13,531	$0	$0
	TOTAL OTHER	$(1,049,250)	$12,700	$(39,257)	$0	$0
9.	TOTAL NON-OPERATING RECEIPTS	$(1,049,250)	$12,700	$(39,257)	$0	$0
10.	TOTAL RECEIPTS	$2,369,965	$12,700	$(39,257)	$0	$0
11.	TOTAL CASH AVAILABLE	$2,756,636	$53,537	$1,676	$4,771	$4,771
OPERATING DISBURSEMENTS
12.	NET PAYROLL	$212,099	$0	$0	$0	$0
13.	PAYROLL TAXES PAID	$75,909	$0	$0	$0	$0
14.	SALES, USE & OTHER TAXES PAID	$72,402	$0	$0	$0	$0
15.	SECURED / RENTAL / LEASES	$0	$0	$0	$0	$0
16.	UTILITIES	$39,991	$7,881	$13,531	$0	$0
17.	INSURANCE	$0	$0	$0	$0	$0
18.	INVENTORY PURCHASES	$1,804,719	$0	$0	$0	$0
19.	VEHICLE EXPENSES	$0	$0	$0	$0	$0
20.	TRAVEL	$0	$0	$0	$0	$0
21.	ENTERTAINMENT	$0	$0	$0	$0	$0
22.	REPAIRS & MAINTENANCE	$0	$0	$0	$0	$0
23.	SUPPLIES	$0	$0	$0	$0	$0
24.	ADVERTISING	$0	$0	$0	$0	$0
	BANK FEES	$0	$0	$0	$0	$0
25.	OTHER (ATTACH LIST)
	Bank reconciliation expenses	$406,929	$4,724	$(16,626)	$0	$0
26.	TOTAL OPERATING DISBURSEMENTS	$2,612,049	$12,605	$(3,095)	$0	$0
REORGANIZATION EXPENSES
27.	PROFESSIONAL FEES*	$0	$0	$0	$0	$0
28.	U.S. TRUSTEE FEES	$0	$0	$0	$0	$0
29.	OTHER (ATTACH LIST)
30.	TOTAL REORGANIZATION EXPENSES	$0	$0	$0	$0	$0
31.	TOTAL DISBURSEMENTS	$2,612,049	$12,605	$(3,095)	$0	$0
32.	NET CASH FLOW	$(242,084)	$95	$(36,162)	$0	$0
33.	CASH - END OF MONTH	$144,587	$40,932	$4,771	$4,771	$4,771

*Reference should be made to the Monthly Operating Report of Daisytek, Incorporated for an account of professional fees.

Monthly Operating Report

ACCRUAL BASIS-4

02/13/95, RWD, 2/96

CASE NAME:	The Tape Company
Tapebargains.com, Inc.

CASE NUMBER:	03-34770-HDH-11; 03-34769-HDH-11

		SCHEDULE AMOUNT	MONTH 8/31/2003	MONTH 11/30/2003	MONTH 12/31/2003	MONTH 1/31/2004	MONTH 2/29/2004
ACCOUNTS RECEIVABLE AGING
1.	0-30	$4,650,544	$2,846,153	$0	$0	$0	$0
2.	31-60	$226,922	$219,356	$0	$0	$0	$0
3.	61-90	$28,518	$17,644	$0	$0	$0	$0
4.	91+	$357,098	$314,467	$0	$0	$0	$0
5.	TOTAL ACCOUNTS RECEIVABLE	$5,263,082	$3,397,620	$0	$0	$0	$0
6.	AMOUNT CONSIDERED UNCOLLECTIBLE	$456,908	$430,210	$0	$0	$0	$0
7.	ACCOUNTS RECEIVABLE (NET)	$4,806,174	$2,967,410	$0	$0	$0	$0

AGING OF POSTPETITION TAXES AND PAYABLES	MONTH:	February 29, 2004

		0-30 DAYS	31-60 DAYS	61-90 DAYS	91+ DAYS	TOTAL
TAXES PAYABLE
1.	FEDERAL	$0	$13,944	$0	$0	$13,944
2.	STATE	$0	$37,462	$0	$0	$37,462
3.	LOCAL	$0	$0	$0	$0	$0
4.	OTHER (ATTACH LIST)	$0	$0	$0	$0	$0
5.	TOTAL TAXES PAYABLE	$0	$51,406	$0	$0	$51,406

6.	ACCOUNTS PAYABLE	$0	$0	$0	$(622,657)	$(622,657)

STATUS OF POSTPETITION TAXES	MONTH:	January 31, 2004

		BEGINNING TAX LIABILITY*	AMOUNT WITHHELD AND/ 0R ACCRUED	AMOUNT PAID	ENDING TAX LIABILITY
FEDERAL
1.	WITHHOLDING**	$8,592	$0	$0	$8,592
2.	FICA-EMPLOYEE**	$2,676	$0	$0	$2,676
3.	FICA-EMPLOYER**	$2,676	$0	$0	$2,676
4.	UNEMPLOYMENT	$0	$0	$0	$0
5.	INCOME	$0	$0	$0	$0
6.	OTHER (ATTACH LIST)	$0	$0	$0	$0
7.	TOTAL FEDERAL TAXES	$13,944	$0	$0	$13,944
STATE AND LOCAL
8.	WITHHOLDING	$1,333	$0	$0	$1,333
9.	SALES	$(12,826)	$0	$0	$(12,826)
10.	EXCISE	$0	$0	$0	$0
11.	UNEMPLOYMENT	$0	$0	$0	$0
12.	REAL PROPERTY	$15,000	$0	$0	$15,000
13.	PERSONAL PROPERTY	$27,164	$0	$0	$27,164
14.	OTHER (ATTACH LIST)
	Washington Business and Occupation tax	$1,000	$0	$0	$1,000
	Los Angeles City Business Tax	$5,097	$0	$0	$5,097
	Ohio Workers Compensation Tax	$694	$0	$0	$694
	TOTAL OTHER	$6,791	$0	$0	$6,791
15.	TOTAL STATE & LOCAL	$37,462	$0	$0	$37,462
16.	TOTAL TAXES	$51,406	$0	$0	$51,406

*                    The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, the amount should be zero.

**             Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

Monthly Operating Report

ACCRUAL BASIS-5

02/13/95, RWD, 2/96

CASE NAME:	The Tape Company
Tapebargains.com, Inc.

CASE NUMBER:	03-34770-HDH-11; 03-34769-HDH-11

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc.

Accounts with restricted funds should be identified by placing an asterisk next to the account number.  Attach additional sheets if necessary.

MONTH: February 29, 2004

BANK RECONCILIATIONS

		Account #1	Account #2	Account #3	TOTAL
A.	BANK:	Note (A)
B.	ACCOUNT NUMBER:	See Listing Below
C.	PURPOSE (TYPE:)	Operating/Deep
1.	BALANCE PER BANK STATEMENT	4,771.07		0.00	4,771.07
2.	ADD: TOTAL DEPOSITS NOT CREDITED				0.00
3.	SUBTRACT: OUTSTANDING CHECKS	0.00			0.00
4.	OTHER RECONCILING ITEMS	0.00		0.00	0.00
5.	MONTH END BALANCE PER BOOKS	4,771.07		0.00	4,771.07
6.	NUMBER OF LAST CHECK WRITTEN	86546

INVESTMENT ACCOUNTS

BANK, ACCOUNT NAME & NUMBER		DATE OF PURCHASE	TYPE OF INSTRUMENT	PURCHASE PRICE	CURRENT VALUE
7.	Bank One #0005330007003			0.00	0.00
8.
9.
10.
11.	TOTAL INVESTMENTS			$0	$0

CASH

12.	CURRENCY ON HAND	$0
	Petty Cash
13.	TOTAL CASH - END OF MONTH	$4,771

Note (A)

All of the following bank accounts are included in a single general ledger account.

Daisies perform consolidated bank account reconciliation.

Listing of Bank Accounts:	Purpose (Type)	Balance per Bank Statement
Bank One #1091198	Operating	0.00
Bank One #633681036	Disbursement	0.00
Chase #740-5006179-65	Depository	0.00
Wells Fargo #045-5477414	Depository	4,771.07

Total Balance All Accounts		4,771.07

Monthly Operating Report

ACCRUAL BASIS-6

02/13/95, RWD, 2/96

MONTH: February 29, 2004

CASE NAME:	The Tape Company
Tapebargains.com, Inc.

CASE NUMBER:	03-34770-HDH-11; 03-34769-HDH-11

PAYMENTS TO INSIDERS AND PROFESSIONALS

OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS  (AS DEFINED IN SECTION 101 (31)  (A)-(F) OF THE U.S.  BANKRUPTCY CODE) AND TO PROFESSIONALS.  ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID  (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE, ETC.).  ATTACH ADDITIONAL SHEETS IF NECESSARY.

INSIDERS

NAME		TYPE OF PAYMENT	AMOUNT PAID	TOTAL PAID TO DATE
1.	See Monthly Operating Report for Daisytek, Incorporated
2.
3.
4.
5.
6.	TOTAL PAYMENTS TO INSIDERS		$0	$0

PROFESSIONALS

NAME		DATE OF COURT ORDER AUTHORIZING PAYMENT	AMOUNT APPROVED	AMOUNT PAID	TOTAL PAID TO DATE	TOTAL INCURRED & UNPAID *
1.	See Monthly Operating Report for Daisytek, Incorporated
2.
3.
4.
5.
6.	TOTAL PAYMENTS TO PROFESSIONALS		$0	$0	$0	$0

* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED

POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS

NAME OF CREDITOR	SCHEDULED MONTHLY PAYMENTS DUE	AMOUNTS PAID DURING MONTH	TOTAL UNPAID POSTPETITION
William Sands	8,000	8,000.00	0.00

Monthly Operating Report

ACCRUAL BASIS-7

02/13/95, RWD, 2/96

MONTH: February 29, 2004

CASE NAME:	The Tape Company
Tapebargains.com, Inc.

CASE NUMBER:	03-34770-HDH-11; 03-34769-HDH-11

QUESTIONNAIRE

		YES	NO
1.	HAVE ANY ASSETS BEEN SOLD OR TRANSFERRED OUTSIDE THE NORMAL COURSE OF BUSINESS THIS REPORTING PERIOD?		☒
2.	HAVE ANY FUNDS BEEN DISBURSED FROM ANY ACCOUNT OTHER THAN A DEBTOR IN POSSESSION ACCOUNT?		☒
3.	ARE ANY POSTPETITION RECEIVABLES (ACCOUNTS, NOTES, OR LOANS) DUE FROM RELATED PARTIES?		☒
4.	HAVE ANY PAYMENTS BEEN MADE ON PREPETITION LIABILITIES THIS REPORTING PERIOD?		☒
5.	HAVE ANY POSTPETITION LOANS BEEN RECEIVED BY THE DEBTOR FROM ANY PARTY?		☒
6.	ARE ANY POSTPETITION PAYROLL TAXES PAST DUE?		☒
7.	ARE ANY POSTPETITION STATE OR FEDERAL INCOME TAXES PAST DUE?		☒
8.	ARE ANY POSTPETITION REAL ESTATE TAXES PAST DUE?		☒
9.	ARE ANY OTHER POSTPETITION TAXES PAST DUE?		☒
10.	ARE ANY AMOUNTS OWED TO POSTPETITION CREDITORS DELINQUENT?		☒
11.	HAVE ANY PREPETITION TAXES BEEN PAID DURING THE REPORTING PERIOD?		☒
12.	ARE ANY WAGE PAYMENTS PAST DUE?		☒

IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS  “YES,” PROVIDE A DETAILED EXPLANATION OF EACH ITEM.  ATTACH ADDITIONAL SHEETS IF NECESSARY.

INSURANCE

		YES	NO
1.	ARE WORKER’S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN EFFECT?	☒
2.	ARE ALL PREMIUM PAYMENTS PAID CURRENT?	☒
3.	PLEASE ITEMIZE POLICIES BELOW.

IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS  “NO,” OR IF ANY POLICIES HAVE BEEN CANCELLED OR NOT RENEWED DURING THIS REPORTING PERIOD, PROVIDE AN EXPLANATION BELOW.   ATTACH ADDITIONAL SHEETS IF NECESSARY.

INSTALLMENT PAYMENTS

TYPE OF POLICY	CARRIER	PERIOD COVERED	PAYMENT AMOUNT & FREQUENCY
See Monthly Operating Report for Daisytek, Incorporated